Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” for the Government & Agency Securities Portfolio and the Treasury Portfolio, each a series of Investors Cash Trust, in the Investors Cash Trust Service Shares Prospectuses, the Government & Agency Securities Portfolio in the Government Cash Managed Shares Prospectus and DWS Government Cash Institutional Shares Prospectus, the Treasury Portfolio in the Premier Money Market Shares Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Investors Cash Trust Statements of Additional Information and to the incorporate by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 33-34645) of our report dated May 8, 2006, on the financial statements and financial highlights of the Government & Agency Securities Portfolio and the Treasury Portfolio included in the Investors Cash Trust Service Shares Annual Report, the DWS Government Cash Institutional Shares and Government Cash Managed Shares Annual Report, and the Premier Money Market Shares Annual Report, each dated March 31, 2006.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 25, 2006